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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



      We consent to the incorporation by reference in this Registration Statement of ImmunoGen, Inc. on Form S-3 to register 475,425 shares of common stock of our report (which includes an explanatory paragraph concerning uncertainties surrounding the Company's ability to continue as a going concern), dated July 30, 1997, on our audits of the consolidated financial statements of ImmunoGen, Inc. as of June 30, 1996 and 1997 and for each of the three years in the period ended June 30, 1997, which report is included in the Company's 1997 Annual Report on Form 10-K.

      We also consent to the reference to our Firm in the Registration Statement under the caption "Experts".



                                                /s/ Coopers & Lybrand L.L.P.
                                                ----------------------------
                                                COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
March 19, 1998